Exhibit 99.1

News Release CONTACT: Frank Cesario PHONE: 847-391-9492 INTERNET: iscoir@iscointl.com

ISCO International Announces Extension of RF² Solution Platform and Financing

Mt. Prospect, IL (July 27, 2004) – ISCO International, Inc. (AMEX: ISO), a leading supplier of interference-control solutions for the wireless telecommunications industry, reported the launch of a new product extension under its RF²(™) platform. Additionally, the Company reported that it has secured additional financing under its credit line arrangement.

According to Dr. Amr Abdelmonem, Chief Executive Officer of ISCO, “We are very excited about the expansion of our RF² family of solutions into product life cycle extension. RF² was designed to help wireless operators fill in coverage holes, extend the range of their sites and improve network performance in critical areas including dropped calls and access failures. We have extended this platform to more directly assist operators in getting the most mileage out of their existing infrastructure, allowing them to migrate to newer technology at their own pace. As ISCO provides solutions that match up well with next generation technology requirements, this expansion into dedicated life cycle extension broadens our market coverage. We expect purchase orders to begin to flow for this expanded RF² solution during the current quarter (the third quarter of 2004).

“We are also pleased to announce that we have reached agreement with our lenders to both draw the remaining $1 million on the existing credit line and to increase the size of that credit line by $500,000, drawing that amount simultaneously. All other terms are the same as the existing credit line. We believe that, as a result of this transaction, we will be able to better execute our business plan by applying resources toward the expanding marketplace for our solutions.”

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain “forward-looking statements” that reflect the Company’s current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions.

These statements reflect the Company’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company’s ability to obtain current financing to sustain operations, market acceptance of the Company’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company’s ability to obtain additional financing in the future; the Company’s history of net losses and the lack of assurance that the Company’s earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company’s ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

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